Chefs’ Warehouse 8-K

Exhibit 10-4

EXECUTION VERSION

AMENDMENT NO. 4 TO NOTE PURCHASE AND GUARANTEE AGREEMENT

THIS AMENDMENT NO. 4 TO NOTE PURCHASE AND GUARANTEE AGREEMENT (this “Amendment”) is made as of January 9, 2015 by and among Dairyland USA Corporation, a New York corporation (“Dairyland”), The Chefs’ Warehouse Mid-Atlantic, LLC, a Delaware limited liability company (“CW Mid-Atlantic”), Bel Canto Foods, LLC, a New York limited liability company (“Bel Canto”), The Chefs’ Warehouse West Coast, LLC, a Delaware limited liability company (“CW West Coast”), and The Chefs’ Warehouse of Florida, LLC, a Delaware limited liability company (“CW Florida”, and together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, the “Issuers”), each of the Guarantors whose names appear on the signature pages hereto (together with the Issuers, collectively, the “Obligors”), and each of the holders of the Notes whose names appear on the signature pages hereto (each a “Noteholder” and collectively, the “Noteholders”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note Purchase Agreement.

WHEREAS, the Obligors and the Noteholders are party to that certain Note Purchase and Guarantee Agreement dated as of April 17, 2013, as amended by that certain Amendment No. 1 to Note Purchase and Guarantee Agreement dated as of July 23, 2014, that certain Amendment No. 2 to Note Purchase and Guarantee Agreement dated as of November 4, 2014 and that certain Amendment No. 3 to Note Purchase and Guarantee Agreement dated as of December 3, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Issuers issued and sold $100,000,000 in aggregate principal amount of its 5.90% Guaranteed Senior Secured Notes due April 17, 2023 (collectively, the “Existing Notes”, and as amended pursuant to this Amendment, and as may be further amended, restated, modified or replaced from time to time, together with any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement, collectively, the “Notes”);

WHEREAS, the Obligors have requested that the Required Holders agree to certain amendments to the Note Purchase Agreement and the Existing Notes;

WHEREAS, the Obligors and the Noteholders have so agreed on the terms and conditions set forth herein;

WHEREAS, the Noteholders constitute the Required Holders;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors and the Noteholders hereby agree to enter into this Amendment.

1.                  Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings provided for in the Note Purchase Agreement.

2.                  Amendments to the Note Purchase Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, and effective as of the Effective Date (as hereinafter defined), the parties hereto agree that the Note Purchase Agreement is hereby amended as follows:

(a)                Section 8.4 of the Note Purchase Agreement is hereby amended to (i) delete each reference to “Leverage Ratio” therein and replace each such reference with a reference to “Total Leverage Ratio” and (ii) delete the reference to “$4,000,000” therein and replace it with a reference to “$10,000,000”.

(b)                Section 10.1(j) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(j)                (i) unsecured Subordinated Indebtedness under any Permitted Convertible Seller Notes in an aggregate principal amount not to exceed $38,250,000 at any time outstanding and (ii) other Subordinated Indebtedness of the Issuers in an aggregate principal amount not exceeding $30,000,000 at any time outstanding;”

(c)                Section 10.1 of the Note Purchase Agreement is hereby amended to (i) delete the word “and” at the end of clause (l) thereof, (ii) re-designate clause (m) thereof as clause (n) thereof, and (iii) insert a new clause (m) thereof to read in its entirety as follows:

“(m)                Indebtedness under Permitted Convertible Notes (other than Permitted Convertible Seller Notes); and”

(d)                Section 10.7 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“10.7. Swap Agreements. No Obligor will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Issuer or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Issuer or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Issuer or any Subsidiary, and (c) Permitted Call Spread Swap Agreements.”

(e)                Section 10.8 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“10.8. Restricted Payments; Certain Payments of Indebtedness.

(a)                No Obligor will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except, (x) any Obligor may make a Permitted Company Dividend under clause (iii) of the definition thereof to the Company and (y) so long as no Event of Default shall have occurred and be continuing or would result therefrom (including after giving effect thereto on a pro forma basis), (i) each of the Company and the Issuers may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may declare and pay dividends to the Issuers, (iii) any Obligor may make a Permitted Company Dividend to the Company, (iv) the Obligors and their Subsidiaries may make Restricted Payments payable solely in the form of their Equity Interests pursuant to and in accordance with employment agreements, bonus plans, stock option plans, or other benefit plans for existing, new and former management, directors, employees and consultants of the Obligors and their Subsidiaries, (v) the Company and its Subsidiaries may make any other Restricted Payment, so long as the aggregate amount of all such Restricted Payments made pursuant to this clause (v) during any Fiscal Year does not exceed $1,000,000, and (vi) the Company may enter into, exercise its rights and perform its obligations under, Permitted Call Spread Swap Agreements.

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(b)                No Obligor will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)                payment of Indebtedness created under the Financing Documents;

(ii)                payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than (x) payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof and (y) payments in respect of Subordinated Indebtedness owed to any seller in connection with the Specified Acquisition;

(iii)                payment of intercompany Indebtedness incurred in accordance with Section 10.1;

(iv)                refinancings of Indebtedness to the extent permitted by Section 10.1;

(v)                payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as the proceeds of such sale are sufficient to repay such Indebtedness in full;

(vi)                payments made in respect of the sinking fund requirement under the New Markets Tax Credit Financing, so long as (i) after giving effect to such payment, the aggregate amount of all such payments does not exceed the then outstanding principal amount of the Dairyland HP Indebtedness, and (ii) no Default or Event of Default has occurred and is continuing or would be caused by such payment;

(vii)                prepayments with respect to the Dairyland HP Indebtedness, so long as (x) after giving effect to such payment, the Obligors shall be in pro forma compliance with the financial covenants set forth in Section 10.13 as of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b) (or, prior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 5.4(a)) and (y) no Default or Event of Default has occurred and is continuing or would be caused by such payment;

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(viii)                mandatory prepayments of Indebtedness required pursuant to the terms of the Bank Credit Agreement and the voluntary repayment of (A) Revolving Loans or (B) Term Loans (as such terms are defined in the Bank Credit Agreement) pursuant to the Bank Credit Agreement, in each case so long as (x) there is no corresponding reduction in the Revolving Commitment (as such term is defined in the Bank Credit Agreement) and (y) after giving effect to such prepayment or repayment, no Default or Event of Default exists or would exist under this Agreement;

(ix)                issuance of Equity Interests, or making cash payments (other than in connection with Permitted Convertible Seller Notes), in connection with or as part of the conversion, redemption, retirement, prepayment or cancellation of any Permitted Convertible Notes;

(x)                payments in respect of earn-out obligations in connection with the Specified Acquisition; provided that any Specified Earn-Out Payments shall be subject to Section 10.8(c);

(xi)                payment of regularly scheduled interest payments in respect of unsecured Subordinated Indebtedness owed to any seller in connection with the Specified Acquisition and permitted pursuant to clause (i) of Section 10.1(j) hereof, so long as (x) after giving effect to such payment, the Obligors shall be in pro forma compliance with the financial covenants set forth in Section 10.13 as of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b) and (y) no Default or Event of Default has occurred and is continuing or would be caused by such payment; and

(xii)                any other payments in respect of Subordinated Indebtedness, so long as (x) the aggregate amount of all payments made pursuant to this clause (xii) does not exceed the Cumulative Retained Excess Cash Flow Amount, (y) no Default or Event of Default has occurred and is continuing or would be caused by such payment and (z) both prior to and after giving effect to such payment, the Senior Secured Ratio shall not exceed 2.00:1.00 as of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b).

(c)                No Obligor will, nor will it permit any Subsidiary to, make, directly or indirectly, any Specified Earn-Out Payment, unless (i) no Default or Event of Default has occurred and is continuing or would be caused by such Specified Earn-Out Payment, (ii) the Company shall have delivered to the holders of Notes a certificate of a Senior Financial Officer of the Company, setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio, calculated on a pro forma basis after giving effect to such Specified Earn-Out Payment for the four (4) consecutive Fiscal Quarters ending as of the last day of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b).”

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(f)                Section 10.10 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Section 10.10. Restrictive Agreements. No Obligor will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Obligor or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to any other Obligor or Subsidiary or to Guarantee Indebtedness of any other Obligor or Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Financing Document or Bank Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 10.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness as permitted by this Agreement, (v) clause (a) of the foregoing shall not apply to Excluded Assets and customary provisions in leases or licenses restricting the assignment thereof or the grant of a security interest therein, in each case, to the extent such provisions are required by the parties thereto and not bargained for by any Obligor or Subsidiary, and (vi) the foregoing shall not apply to restrictions and conditions contained in agreements relating to Permitted Convertible Notes (excluding Permitted Convertible Seller Notes).”

(g)                Section 10.13(b) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                Total Leverage Ratio. The Obligors will not permit the Total Leverage Ratio, determined for any period of four (4) consecutive Fiscal Quarters ending on any date during any period set forth below, to be greater than the ratio set forth opposite such period:

Period	Ratio
March 31, 2015 through September 30, 2015 December 31, 2015 March 31, 2016 through June 30, 2016 September 30, 2016 and thereafter	5.00:1.00 4.50:1.00 4.25 to 1.00 3.75 to 1.00”

(h)                Section 10.13(c) of the Note Purchase Agreement is hereby amended to (i) delete the reference to “$15,000,000” therein and replace it with a reference to “$17,000,000” and (ii) delete the reference to “$10,000,000” therein and replace it with a reference to “$11,000,000”.

(i)                Section 10.13 of the Note Purchase Agreement is hereby amended to (i) re-designate clause (d) thereof as clause (e) thereof and (ii) insert a new clause (d) thereof to read in its entirety as follows:

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“(d)                Senior Secured Leverage Ratio. The Obligors will not permit the Senior Secured Leverage Ratio, determined for any period of four (4) consecutive Fiscal Quarters ending on any date during any period set forth below, to be greater than the ratio set forth opposite such period:

Period	Ratio
March 31, 2015 through September 30, 2015 December 31, 2015 March 31, 2016 through June 30, 2016 September 30, 2016 and thereafter	4.50:1.00 4.00:1.00 3.75 to 1.00 3.25 to 1.00”

(j)                Section 11(f) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(f)                 (i) any Obligor or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods), or (ii) after giving effect to any applicable grace periods with respect thereto, any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f)(ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms hereof so long as the proceeds of such sale are sufficient to repay such Indebtedness in full, (y) any redemption, repurchase, conversion or settlement with respect to any Permitted Convertible Notes pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (z) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement; or”

(k)                Schedule B of the Note Purchase Agreement is hereby amended by amending and restating the definitions of “Equity Interests”, “Indebtedness”, “Obligations”, “Permitted Acquisition”, “Prepayment Event” and “Restricted Payment” in their entirety to read as follows:

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. Notwithstanding the foregoing, neither Permitted Convertible Notes nor Permitted Call Spread Swap Agreements shall constitute Equity Interests.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right,

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contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out and (l) any other Off-Balance Sheet Liability of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided that Indebtedness shall not include earn-out obligations relating to Permitted Acquisitions to the extent the conditions for payment thereof (other than the occurrence of a date certain) have not yet been satisfied. Notwithstanding the foregoing and for avoidance of doubt, obligations arising under any Permitted Call Spread Swap Agreement shall not be considered Indebtedness.

“Obligations” means collectively, all unpaid principal of and all accrued and unpaid interest on the Notes, any Make-Whole Amount, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Obligors to any of the holders or any indemnified party, individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Finance Documents or in respect of any of the Notes made; provided that, (i) the definition of “Obligations” shall not create any guarantee by any Obligor of (or grant of security interest by any Obligor to support, as applicable) any Excluded Swap Obligations of such Obligor for purposes of determining any obligations of any Obligor and (ii) obligations arising under Permitted Call Spread Swap Agreements shall not be considered Obligations.

“Permitted Acquisition” means, collectively, (a) the Specified Acquisition and (b) any other acquisition (whether by purchase, merger, consolidation or otherwise but excluding, in any event, any Hostile Acquisition) or series of related acquisitions by any Obligor of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, for purposes of this clause (b), at the time of and immediately after giving effect thereto, (1) no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, (2) such Person or division or line of business is engaged in the same or a similar line of business as the Issuers and the Subsidiaries or business reasonably related, complementary or ancillary thereto or a logical extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail), (3) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 9.10 shall have been taken within the time periods set out therein, (4) the Issuers and the Subsidiaries are in compliance, on a pro forma basis, with the covenants contained in Section 10.13 (provided that, for purposes of determining compliance with the covenants contained in clauses (b) and (d) of Section 10.13, the maximum ratios for such covenants shall be deemed to be 0.50:1.00 less than those set forth therein) recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $25,000,000, the Company shall have delivered to the holders of Notes a certificate of a Senior Financial Officer of the Company to such effect, together with all related historical financial statements (including consolidated balance sheets, income statements and cash flow statements) and projections reasonably requested by the Required Holders, (5) in the case of an acquisition or merger involving an Obligor (other than the Company), an Obligor is the surviving entity of such merger and/or consolidation, (6) in the case of an acquisition or merger involving the Company, the Company shall be the surviving entity of such merger and/or consolidation, and (7) the sum of (x) the Company’s and its Subsidiaries’ unencumbered and unrestricted cash and Permitted Investments plus (y) the Available Revolving Commitment (as such term is defined in the Senior Bank Agreement as of the Effective Date) is at least $10,000,000.

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“Prepayment Event” means:

(a)                 any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Obligor; or

(b)                any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Obligor; or

(c)                so long as the Total Leverage Ratio on the last day of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b) is equal to or greater than (i) if such last day occurs after the Effective Date but on or prior to December 31, 2014, 3.50:1.00, and (ii) at all other times, 2.50:1.00, the issuance by the Company or any Subsidiaries of any Equity Interests after the Effective Date, or the receipt by the Company or any Subsidiaries of any capital contribution; or

(d)                the incurrence by any Obligor of any Indebtedness, other than Indebtedness permitted under Section 10.1, but in any event including (i) any Indebtedness under the Bank Credit Agreement and (ii) any Indebtedness under the Permitted Convertible Notes (other than Permitted Convertible Seller Notes); or

(e)                the receipt of cash by the Company or any Subsidiary not in the ordinary course of business, in respect of (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than payments or proceeds that represent reimbursement for amounts paid by the Company or any Subsidiary within the six months immediately preceding such judgment, settlement or other cause of action), (iv) indemnity payments (other than indemnity payments that represent reimbursement for amounts paid by the Company or any Subsidiary within the six months immediately preceding such indemnity payment) and (v) any purchase price adjustment received in connection with any purchase agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any of its Subsidiaries to their Equity Interest holders in such capacity, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Company or its Subsidiaries, or any payment of management or similar fees to any Person. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion of (including any cash payment upon conversion), or payment of any principal or premium on, or payment of any interest with respect to, any Permitted Convertible Notes shall not constitute a Restricted Payment and (ii) any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment.

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(m)                Schedule B of the Note Purchase Agreement is hereby amended to add the definitions of “Amendment No. 4 Effective Date”, “Applicable Rate”, “Cumulative Retained Excess Cash Flow Amount”, “Excess Cash Flow Period”, “Initial Coupon Reduction Date”, “Interest Period”, “Permitted Call Spread Swap Agreements”, “Permitted Convertible Notes”, ‘Permitted Convertible Seller Notes”, “Permitted Seller Notes”, “Retained Excess Cash Flow”, “Senior Secured Leverage Ratio”, “Specified Acquisition”, “Specified Earn-Out Payment”, “Specified Target” and “Total Leverage Ratio” in their proper alphabetical order to read in its entirety as follows:

“Amendment No. 4 Effective Date” means the date upon which Amendment No. 4 to this Agreement, dated as of January 9, 2015, becomes effective, as notified by the holders of Notes to the Obligors.

“Applicable Rate” means, for any Interest Period, (a) 6.15% per annum until such time as the Senior Secured Leverage Ratio is less than 3.25:1.00 for two consecutive Fiscal Quarters, as evidenced by the certificates delivered after the Amendment No. 4 Effective Date pursuant to Section 7.2 with respect to such Fiscal Quarters (the “Initial Coupon Reduction Date”), and (b) on and after the Initial Coupon Reduction Date, (i) 5.90% per annum if the Senior Secured Leverage Ratio as of the Fiscal Quarter ended immediately prior to the commencement of such Interest Period is less than 3.25:1.00, and (ii) 6.15% per annum if the Senior Secured Leverage Ratio as of the Fiscal Quarter ended immediately prior to the commencement of such Interest Period is greater than or equal to 3.25:1.00.

“Cumulative Retained Excess Cash Flow Amount” means, as of any date, an amount not less than zero in the aggregate for any Excess Cash Flow Period, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Excess Cash Flow for all Excess Cash Flow Periods ending after the Amendment No. 4 Effective Date and prior to such date.

“Excess Cash Flow Period” means each Fiscal Year of the Company commencing with the Fiscal Year ending December 31, 2014, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such Fiscal Years for which financial statements and a Compliance Certificate have been delivered in accordance with Sections 7.1(a), 7.1(b) and 7.2 and for which any prepayments required by Section 8.4 (if any) have been made.

“Initial Coupon Reduction Date” has the meaning specified in the definition of “Applicable Rate”.

“Interest Period” means the three month period ending on each interest payment date as set forth in the first paragraph of the Notes.

“Permitted Call Spread Swap Agreements” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Company acquires an option requiring the counterparty thereto to deliver to the Company shares of common stock of the Company, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) any Swap Agreement pursuant to which the Company issues to the counterparty thereto warrants to acquire common stock of the Company (whether such warrant is settled in shares, cash or a combination thereof), in each case entered into by the Company in connection with the issuance of Permitted Convertible Notes (other than Permitted Convertible Seller Notes); provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are customary for Swap Agreements of such type (as determined by the Board of Directors of the Company in good faith) and (ii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with GAAP, and the settlement of such Swap Agreement does not require the Company to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument.

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“Permitted Convertible Notes” means, collectively, (a) Permitted Convertible Seller Notes and (b) any other unsecured notes issued by the Company that are convertible into common stock of the Company, cash or any combination thereof; provided that, for purposes of clause (b) of this definition, the Indebtedness thereunder satisfies the following requirements: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is six (6) months after the Maturity Date (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change nor (y) any early conversion of any Permitted Convertible Notes in accordance with the terms thereof shall violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than the Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the holders of Notes than the subordination terms of such Subordinated Indebtedness), (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement and (v) the aggregate principal amount of Indebtedness permitted to be issued or incurred under this definition shall not exceed $150,000,000 at any time outstanding.

“Permitted Convertible Seller Notes” means, collectively, any unsecured notes evidencing Subordinated Indebtedness issued by the Company or any Subsidiary to any seller in connection with the Specified Acquisition that are convertible solely into common stock of the Company.

“Retained Excess Cash Flow” means, with respect to any Fiscal Year of the Company, (a) the Excess Cash Flow for such Fiscal Year minus (b) the aggregate prepayment amount payable by the Company pursuant to Section 8.4 for such Fiscal Year; provided that, solely for purposes of calculating such aggregate prepayment amount for purposes of this clause (b), “Ratable Share” shall be defined to equal 100%.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien on any assets of the Company or its Subsidiaries on such date to (b) EBITDA for the period of four (4) consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date).

“Specified Acquisition” means the acquisition by the Company, directly or indirectly, of the Specified Target pursuant to terms and conditions reasonably acceptable to the Required Holders.

“Specified Earn-Out Payment” means any payment made by an Obligor or any Subsidiary in respect of earn-out obligations arising pursuant to that certain Additional Earn-Out Agreement, to be dated on or about the Amendment No. 4 Effective Date, by and among, inter alia, the Company, T.J. Foodservice Co., Inc., TJ Seafood, LLC, and John DeBenedetti, as the Sellers’ Representative.

“Specified Target” means the entity codenamed “Project Long Bone” as disclosed to the holders of Notes prior to the Amendment No. 4 Effective Date.

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of four (4) consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date).

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3.                  Amendment and Restatement of the Existing Notes. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, and effective as of the Effective Date, the parties hereto agree that the outstanding Existing Notes are hereby and shall be deemed to be, automatically and without any further action on the part of any Person, amended and restated in their entirety as set forth in Exhibit A to this Amendment, except that the principal amount, date and the payee set forth in each Existing Note shall remain the same. The Issuers shall execute and deliver a new Note in the form of such Exhibit A to each Noteholder in exchange for each Existing Note held by such Noteholder, registered in the name of such Noteholder, in the aggregate principal amount of such Existing Note and dated the date of the last interest payment made to such Noteholder in respect of the Existing Notes. Any Note issued on or after the date hereof shall be in the form of Exhibit A attached hereto. Each reference to the “5.90% Guaranteed Senior Secured Notes due April 17, 2023” in any of the Financing Documents is hereby deleted and replaced with a reference to the “Guaranteed Senior Secured Notes due April 17, 2023”.

4.                  Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent, each to be in form and substance satisfactory to the Required Holders:

(a)                each Noteholder shall have received counterparts of this Amendment duly executed by the Obligors and the Required Holders;

(b)               the Issuers shall have executed and delivered replacement Notes to each Noteholder;

(c)                each Noteholder shall have received a fully executed copy of an amendment to the Bank Credit Agreement, which amendment shall be substantially in the form set forth on Exhibit B hereto and in full force and effect (the “Bank Amendment”);

(d)               [reserved];

(e)                the “Specified Acquisition” (as defined in the Note Purchase Agreement after giving effect to this Amendment) shall be consummated substantially concurrently with the effectiveness of this Amendment and in accordance with (1) that certain Asset Purchase Agreement, dated as of January 9, 2015 (the “Asset Purchase Agreement”), by and among, inter alia, the Company, T.J. Foodservice Co., Inc., TJ Seafood, LLC, John DeBenedetti, Victoria DeBenedetti, Theresa Lincoln, and John Benedetti, as the Sellers’ Representative, (2) the “Merger Agreement” referred to in the Asset Purchase Agreement and (3) each of the “Earn-Out Agreements” referred to in the Asset Purchase Agreement, in each case, without giving effect to any amendments, consents or waivers thereto or modifications to the provisions thereof which (x) could reasonably be expected to have a Material Adverse Effect, (y) would cause or result in a Default or Event of Default under the Note Purchase Agreement or (z) would adversely affect the interests of any Noteholder (it being understood and agreed that any increase in the aggregate purchase price paid for the Specified Acquisition (including, without limitation, any increase in any earn-out obligations) shall be deemed to adversely affect the interests of the Noteholders), without the consent of the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed), (ii) the Noteholders shall have received a certificate of a Senior Financial Officer of the Company confirming the consummation of the Specified Acquisition; (iii) the aggregate purchase price paid for the Specified Acquisition (exclusive of any “Specified Earn-Out Payments” (as defined in the Note Purchase Agreement after giving effect to this Amendment)) shall not exceed $216,750,000; (iv) the Total Leverage Ratio, after giving pro forma effect to the consummation of

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the Specified Acquisition and the making of loans under the Bank Credit Agreement in connection with the consummation of the Specified Acquisition, shall not exceed 4.50 to 1.00 for the Fiscal Quarter most recently ended prior to the consummation of the Specified Acquisition; (v) the Senior Secured Leverage Ratio, after giving pro forma effect to the consummation of the Specified Acquisition and the making of loans under the Bank Credit Agreement in connection with the consummation of the Specified Acquisition, shall not exceed 4.00 to 1.00 for the Fiscal Quarter most recently ended prior to the consummation of the Specified Acquisition; and (vi) the EBITDA attributable to the “Specified Target” (as defined in the Note Purchase Agreement after giving effect to this Amendment) as of the 12-month period ended on December 31, 2014, and calculated in a manner consistent with its 2014 audited financial statements, shall not be less than $20,000,000 and the holders of Notes shall have received a certificate of a Senior Financial Officer confirming the same;

(f)                a Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes;

(g)                the Noteholders shall have received (i) copies of each Permitted Convertible Seller Note and (ii) evidence, reasonably satisfactory to the Required Holders, that Indebtedness in respect of each Permitted Convertible Seller Note is subordinated to the payment of the Secured Obligations on terms and conditions reasonably satisfactory to the Required Holders (including, without limitation, a prohibition on any payments in respect of any Permitted Convertible Seller Note if a Default or Event of Default has occurred and is continuing or would be caused by any such payments); and

(h)               the Noteholders shall have received payment and/or reimbursement of their fees and expenses (including, without limitation, all fees and expenses of counsel for the Noteholders to the extent invoiced in reasonable detail on or prior to the date hereof) in connection with this Amendment.

The Noteholders shall notify the Obligors of the effective date of this Amendment (herein, the “Effective Date”), and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the agreements of the Noteholders under this Amendment shall cease to be effective unless each of the foregoing conditions is satisfied (or waived by the Required Holders) at or prior to 5:00 p.m., New York City time, on the earlier of (i) May 31, 2015 and (ii) on the date of the termination or abandonment by the Issuers of the Specified Acquisition.

5.                  Representations and Warranties of the Obligors. Each Obligor hereby represents and warrants as follows:

(a)                This Amendment and the Note Purchase Agreement as modified hereby constitute legal, valid and binding obligations of such Obligor and are enforceable against such Obligor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)               As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Obligors set forth in the Note Purchase Agreement, as amended hereby, are true and correct in all material respects (except that any representation or warranty that is qualified as to materiality shall be true and correct in all respects), it being understood and agreed that any representation or warranty which by its terms expressly relates to a specified date shall be required to be true and correct only as of such specified date.

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(c)                No fee or other consideration has been paid or will be paid to the Bank Agent or any Bank Lender in connection with the Bank Amendment.

6.                  Confirmation and Ratification of Guaranteed Obligations. By executing this Amendment, each of the Guarantors hereby (a) consents to this Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the Amendment, the obligations of each of the Guarantors under the Guaranty continue in full force and effect and are not impaired or affected, and the Guaranty continues in full force and effect and shall apply to the Guaranteed Obligations as amended by this Amendment, and (c) affirms and ratifies the Guaranty, any other Financing Document executed by it and the Guaranteed Obligations in all respects.

7.                  Reference to and Effect on the Note Purchase Agreement.

(a)                Upon the effectiveness hereof, each reference to the Note Purchase Agreement in the Note Purchase Agreement or any other Financing Document shall mean and be a reference to the Note Purchase Agreement as amended hereby.

(b)               Each Financing Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)                Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Noteholders, nor constitute a waiver of any provision of the Note Purchase Agreement, any other Financing Document or any other documents, instruments or agreements executed and/or delivered in connection therewith.

(d)               This Amendment constitutes a “Financing Document” under (and as defined in) the Note Purchase Agreement.

8.                  Release of Claims.

(a)                Each of the Obligors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Noteholders, their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Noteholders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any of the Obligors or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in each case in connection with the Note Purchase Agreement or any of the other Financing Documents or transactions thereunder or related thereto.

(b)               Each of the Obligors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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9.                  Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the law of the State of New York excluding choice of law principles that would permit the application of the laws of a different jurisdiction.

10.              Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11.              Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ISSUERS:

DAIRYLAND USA CORPORATION

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

BEL CANTO FOODS, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE WEST COAST, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE OF FLORIDA, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

[Chefs' Warehouse - Signature Page to Amendment No. 4 to Note Purchase and Guarantee Agreement]

GUARANTORS:

THE CHEFS’ WAREHOUSE, INC.

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

CHEFS’ WAREHOUSE PARENT, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

MICHAEL’S FINER MEATS, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

MICHAEL’S FINER MEATS HOLDINGS, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE MIDWEST, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE PASTRY DIVISION, INC.

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

[Chefs' Warehouse - Signature Page to Amendment No. 4 to Note Purchase and Guarantee Agreement]

QZ ACQUISITION (USA), INC.

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

QZINA SPECIALTY FOODS NORTH AMERICA (USA), INC.

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

QZINA SPECIALTY FOODS, INC., a Florida corporation

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

QZINA SPECIALTY FOODS, INC., a Washington corporation

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

QZINA SPECIALTY FOODS (AMBASSADOR), INC.

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

CW LV REAL ESTATE LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

[Chefs' Warehouse - Signature Page to Amendment No. 4 to Note Purchase and Guarantee Agreement]

ALLEN BROTHERS 1893, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

THE GREAT STEAKHOUSE STEAKS, LLC

By: __/s/ John D. Austin____________________
Name: John D. Austin
Title: Chief Financial Officer

[Chefs' Warehouse - Signature Page to Amendment No. 4 to Note Purchase and Guarantee Agreement]

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: __/s/ Tannis Fussell____________________
Name:    Tannis Fussell
Title:      Vice President

PRUCO LIFE INSURANCE COMPANY

By: __/s/ Tannis Fussell____________________
Name:    Tannis Fussell
Title:      Assistant Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY

By: Prudential Investment Management, Inc.,

as investment manager

By: __/s/ Tannis Fussell____________________
Name:    Tannis Fussell
Title:      Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: Prudential Investment Management, Inc.,

as investment manager

By: __/s/ Tannis Fussell____________________
Name:    Tannis Fussell
Title:      Vice President

[Chefs' Warehouse - Signature Page to Amendment No. 4 to Note Purchase and Guarantee Agreement]

Exhibit A

[Form of Note]

Dairyland USA Corporation

The Chefs’ Warehouse Mid-Atlantic, LLC

Bel Canto Foods, LLC

The Chefs’ Warehouse West Coast, LLC

The Chefs’ Warehouse of Florida, LLC

Guaranteed Senior Secured Note Due April 17, 2023

No. R-[_____]	[Date]
$[_______]	PPN: [_________]

For Value Received, the undersigned, DAIRYLAND USA CORPORATION, a New York corporation (“Dairyland”), THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC, a Delaware limited liability company (“CW Mid-Atlantic”), BEL CANTO FOODS, LLC, a New York limited liability company (“Bel Canto”), THE CHEFS’ WAREHOUSE WEST COAST, LLC, a Delaware limited liability company (“CW West Coast”), and THE CHEFS’ WAREHOUSE OF FLORIDA, LLC, a Delaware limited liability company (together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, collectively, the “Issuers”), hereby jointly and severally promise to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on April 17, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Applicable Rate from the date hereof, payable quarterly, on the 17th day of January, April, July and October in each year, commencing with the January 17, April 17, July 17 or October 17 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2% over the Applicable Rate or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Guaranteed Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of April 17, 2013 (as from time to time amended, the “Note Agreement”), among the Issuers, the Guarantors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) made the representations set forth in Sections 6.1, 6.2 and 6.4 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

Exhibit A-1

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

The obligations of the Issuers under this Note have been guaranteed by the Guarantors pursuant to the Note Agreement and are secured pursuant to the Collateral Documents.

The Issuers will make required prepayments of principal on the dates and in the amounts specified in the Note Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuers and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles that would permit the application of the laws of a different jurisdiction.

DAIRYLAND USA CORPORATION

By: _________________________

Name:

Title:

Exhibit A-2

THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC

By: _________________________

Name:

Title:

BEL CANTO FOODS, LLC

By: _________________________

Name:

Title:

THE CHEFS’ WAREHOUSE WEST COAST, LLC

By: _________________________

Name:

Title:

THE CHEFS’ WAREHOUSE OF FLORIDA, LLC

By: _________________________

Name:

Title:

Exhibit A-3

Exhibit B

Bank Amendment

Exhibit B-1